EXHIBIT 99.1

Molecular Templates, Inc. Reports First Quarter  2024 Financial Results and Corporate Update

AUSTIN, Texas, May 15, 2024 (GLOBE NEWSWIRE) -- Molecular Templates, Inc. (Nasdaq: MTEM, “Molecular Templates,” or “MTEM”), a clinical-stage biopharmaceutical company focused on the discovery and development of proprietary targeted biologic therapeutics, engineered toxin bodies (“ETBs”), to create novel therapies with potent differentiated mechanisms of action, today reported financial results and business updates for the first quarter of 2024.

Recent Company Highlights

  MTEM presented clinical data at the 2024 AACR Annual Meeting that demonstrated MT-6402's tolerable safety and promising efficacy profile in relapsed/refractory HNSCC patients. As monotherapy in 7 evaluable HNSCC patients (all heavily pretreated and checkpoint experienced), 2 confirmed PRs (ongoing at 10 and 20 months, respectively) and 4 SDs (two of whom showed tumor reduction) were observed. An expansion cohort in relapsed/refractory HNSCC with MT-6402 monotherapy is underway with data expected by year-end. A second monotherapy MT-6402 expansion cohort is enrolling for solid tumor patients with high PD-L1 (≥ 50%).
  The MT-8421 Phase 1 dose escalation is ongoing with continued observation of unique pharmacodynamic profile (peripheral and TME Treg depletion)
  In April, MTEM completed the second closing of the July 2023 financing with gross proceeds of approximately $9.5M

Eric Poma, PhD., Chief Executive and Chief Scientific Officer of MTEM, stated, “MT-6402 and MT-8421 represent novel approaches to validated immuno-oncology targets. Monotherapy activity with MT-6402 in patients that have progressed on available therapy, including checkpoint therapy, demonstrates the potential of our technology. We look forward to expanding on these promising data.”

Conferences and Upcoming Meetings

MTEM will participate at the BIO International conference taking place at the San Diego Convention Center from June 3 – 6, 2024. One-on-one meetings may be scheduled by directly contacting Molecular Templates.

First Quarter 2024 Financial Results

The net income attributable to common shareholders for the first quarter of 2024 was $0.6 million, or $0.11 per basic share and $0.08 per diluted share. This compares with a net income attributable to common shareholders of $10.8 million, or $2.89 per basic and diluted share, for the same period in 2023.

Revenues for the first quarter of 2024 were $11.1 million, compared to $36.6 million for the same period in 2023.

Total research and development expenses for the first quarter of 2024 were $7.4 million, compared with $19.0 million for the same period in 2023. Total general and administrative expenses for the first quarter of 2024 were $3.7 million, compared with $5.8 million for the same period in 2023.

As of March 31, 2024, MTEM’s cash and cash equivalents totaled $6.8 million. The Company expects that its cash and cash equivalents for the quarter ended March 31, 2024, and the subsequent second closing of the July 2023 financing with gross proceeds of approximately $9.5M, will support its ongoing operations into the fourth quarter of 2024.

Molecular Templates, Inc. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three Months Ended March 31,
	2024	2023
Research and development revenue	$10,924	$33,627
Grant revenue	162	3,002
Total revenue	11,086	36,629
Operating expenses:
Research and development	7,405	19,042
General and administrative	3,731	5,802
Total operating expenses	11,136	24,844
Income/(loss) from operations	(50)	11,785
Interest and other income, net	109	455
Interest and other expense, net	(31)	(1,395)
Change in valuation of contingent value right	544	—
Net income attributable to common stockholders	$572	$10,845
Net income per share attributable to common stockholders:
Basic	$0.11	$2.89
Diluted	$0.08	$2.89
Weighted average number of shares used in net income per share calculations:
Basic	5,374,268	3,756,711
Diluted	7,015,864	3,756,711

Molecular Templates, Inc. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share data)

	March 31, 2024 (unaudited)	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$6,779	$11,523
Prepaid expenses	1,200	2,195
Grants revenue receivable	412	250
Other current assets	2,299	2,804
Total current assets	10,690	16,772
Operating lease right-of-use assets	8,647	9,161
Property and equipment, net	6,284	7,393
Other assets	1,498	2,057
Total assets	$27,119	$35,383
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,681	$1,523
Accrued liabilities	2,748	4,279
Deferred revenue, current	—	9,031
Other current liabilities	3,152	2,488
Total current liabilities	8,581	17,321
Operating lease liabilities, long term portion	9,075	9,742
Contingent value right liability	2,158	2,702
Other liabilities	1,435	1,406
Total liabilities	21,249	31,171
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value per share:
Authorized: 2,000,000 shares as of March 31, 2024 and December 31, 2023; Issued and outstanding: 250 shares as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value per share:
Authorized: 150,000,000 shares as of March 31, 2024 and December 31, 2023; Issued and outstanding: 5,374,268 shares as of March 31, 2024 and December 31, 2023	5	5
Additional paid-in capital	458,185	457,099
Accumulated deficit	(452,320)	(452,892)
Total stockholders’ equity	5,870	4,212
Total liabilities and stockholders’ equity	$27,119	$35,383

About Molecular Templates

Molecular Templates is a clinical-stage biopharmaceutical company focused on the discovery and development of next-generation ADCs. Our drug platform technology, known as Engineered Toxin Bodies (ETBs), leverages the resident biology of a genetically engineered toxin payload to create novel therapies with potent and differentiated mechanisms of action for cancer and various disease indications.

Forward-Looking Statements
This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Molecular Templates disclaims any intent or obligation to update these forward-looking statements and claims the protection of the Act’s Safe Harbor for forward-looking statements. All statements, other than statements of historical facts, included in this press release, including, but not limited to those regarding strategy, future operations, the Company’s ability to execute on its objectives, prospects, plans, future clinical development of the Company’s product candidates, any implication that the preliminary results, interim results, or the results of earlier clinical trials or ongoing clinical trials will be representative of the results of future or later clinical trials or final results, the potential benefits, safety or efficacy and any evaluations or judgments regarding the Company’s product candidates, and future execution of corporate goals. In addition, when or if used in this press release, the words “may,” “could,” “should,” “continue”, “anticipate,” “potential”, “believe,” “estimate,” “appears”, “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Molecular Templates may identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to the following: the continued availability of financing on commercially reasonable terms, whether Molecular Templates’ cash resources will be sufficient to fund its continuing operations; the results of MTEM’s ongoing clinical studies and the ability to effectively operate MTEM, and those risks identified under the heading “Risk Factors” in Molecular Templates’ filings with the Securities and Exchange Commission (the “SEC”), including its Form 10-Q for the first quarter year ended March 31, 2024 and any subsequent reports filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Molecular Templates specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Contacts:
Grace Kim
grace.kim@mtem.com